EXHIBIT 10.2

                CAMBOROUGH-22 CLOSED HERD MULTIPLIER AGREEMENT

                                ALLIANCE FARM


THIS AGREEMENT, entered into this first day of March, 1996, is by and between PIG IMPROVEMENT COMPANY, INC., hereafter "PIC", a Wisconsin Corporation, and ALLIANCE FARM COOPERATIVE ASSOCIATION, a Colorado Corporation, hereafter "Multiplier".

                                   RECITALS

     1. PIC has established and maintained herds of Breeding Pigs which serve as Genetic Nucleus Herds for the production of female and male Breeding Pigs which have selective and unique traits and characteristics, including, but not limited to, favorable reproduction and growth performance of their offspring; and

     2. Animals identified above and hereinafter defined, are the principal products sold and distributed by PIC, its agents and employees, and have been the principal product of said company for many years; and

     3. PIC has developed a uniform method of operation, has compiled a body of technical knowledge, skills and operating experience as it relates to the genetic improvement and performance of swine sold by PIC to Multipliers, and has developed Multiplier lists and other valuable information used in conjunction with Multipliers' production and marketing of Slaughter Animals; and

     4. PIC has instituted and maintains certain breeding programs which seek to standardize and maximize the genetic benefit to Multipliers using PIC products and services in raising animals for slaughter through the specific breeding programs unique to PIC and its breeding animals; and

     5. Such Breeding Pigs, their offspring, as hereinafter defined, and the breeding programs used by PIC result in animals and products hereinafter defined, which are unique to PIC and which also include the "Camborough" which is registered as a trademark in the U.S.A. and exclusively owned by Dalgety, PLC, the parent company of PIC; and
     6. Multiplier wishes to engage in the business of swine production and avail itself of PIC's expertise, exclusive products, breeding programs, technical knowledge and skills; and

     7. This Multiplier Agreement has as its express purposes the production of Parent Animals suitable for production of Slaughter Animals (said Parent Animals representing PIC's principal products identified herein); and

     8. Multiplier wishes to artificially inseminate certain animals purchased from PIC, or the progeny of those animals; and

     9. PIC is willing, under certain terms and conditions, to allow Multiplier to artificially inseminate certain animals purchased from PIC, or the progeny of those animals; and

     10. PIC is willing to permit Multiplier to use PIC's expertise, products, breeding programs, technical knowledge, and skills to produce Parent for sale and/or transfer only to Multiplier-owned Commercial Herds, to Members who have signed a Member Commercial Production Agreement and who are identified in Schedule 3, and other entities by written permission of PIC, subject to the controls and protection of PIC's exclusive property as provided herein; and

     11. Multiplier recognizes the value to it of such exclusive products and programs and wishes to establish Multiplier Herd(s) and to produce and transfer animals, strictly in accordance with the restrictions, limitations, terms and conditions set forth in this Agreement.

In consideration of the mutual promises and the covenants and agreements hereinafter set forth, it is agreed as follows:

I.   DEFINITIONS

     For the purpose of this Agreement, the following terms shall have the following meanings:

     A. AI BOARS - Breeding Males produced by PIC or on farms under contract with PIC.

     B. AI STUD - the buildings and facilities owned by PIC, or under contract with PIC, where Great-Grandparent, Grandparent, and Parent Males are housed for collection of semen.
     C. ARTIFICIAL INSEMINATION (AI) - introduction of semen into the uterus or oviduct by other than natural means.

     D. BREEDING FEMALES - gilts and/or sows to be used for reproductive purposes.

     E.   BREEDING MALES - boars to be used for reproductive purposes.

     F.   BREEDING PIGS - pigs selected to be used for breeding purposes.

     G. COMMERCIAL HERDS - herds utilizing Breeding Animals and/or AI to produce only Slaughter Animals.

     H. COMMERCIAL BOARS - Parent Boars intended to be used for the production of Slaughter Animals only.

     I. COMMERCIAL FEMALES - Parent Females intended to be used for the production of Slaughter Animals only.

     J. DAUGHTER NUCLEUS HERDS - breeding herds that receive Great-Grandparent Animals from a PIC Genetic Nucleus Herd and produce Grandparent Animals.

     K. GENETIC NUCLEUS HERD - one of a few selected PIC farms wherein animals of particular and unique genetic characteristics are produced.

     L. GRANDPARENT ANIMALS (FEMALES AND MALES) - direct offspring of Great-Grandparent Animals used to produce Parent Animals.

     M. GREAT-GRANDPARENT ANIMALS (FEMALES AND MALES) - selected animals of unique genetic characteristics resulting in superior animals produced from selected nucleus herds.

     N. ISOWEAN7 - animals weaned using PIC's registered Isowean7 technology and sold at weights between 6 and 15 pounds.

     O. MULTIPLIER'S COMMERCIAL FARMS - farms consisting of Commercial Herds that fall into any of the following categories:

          1. Multiplier has sole ownership interest in the commercial farm and herd.

          2. Multiplier leases the commercial farm production facility and has sole ownership interest in the Commercial Herd.

          3. The commercial farm production facility is owned by another party, but that party is under contract with Multiplier and the contract requires the owner of the facility to comply with the restrictions on sale and use of the breeding stock and its progeny that are incorporated in this agreement.

     P. MULTIPLIER'S CLOSED HERD MULTIPLIER (CHM) - that portion of the Multiplier's herd(s) consisting of PIC Grandparent Animals devoted to the production of Parent Animals for use as replacements in Multiplier's Commercial Farms.

     Q. MULTIPLIER UNIT(S) - the physical location, buildings, and facilities, which have been authorized by PIC for the location of a Multiplier Herd.

     R. NATURAL SERVICE - the introduction of semen into the uterus or oviduct by natural means.

     S. NECESSARY REPLACEMENTS - any and all Grandparent Animals needed by Multiplier to maintain the Multiplier Herd(s) at the levels indicated in Schedule 2.

     T. PARENT ANIMALS (FEMALES AND MALES) - direct offspring of Grandparent Animals.

     U.   PARENT BOARS - direct male offspring of Grandparent Animals.

     V.   PARENT GILTS - direct female offspring of Grandparent Animals.

     W. PERMITTED FEEDLOTS - facilities identified in Schedule 3, to which Slaughter Animals may be transferred for finishing prior to slaughter.

     X. PIC BOARS - Breeding Males owned by PIC or produced on farms under contract with PIC.

     Y. PIC GILTS - Breeding Females owned by PIC or produced on farms under contract with PIC.

     Z.   PIC SEMEN - semen collected from AI Boars.

     AA. SLAUGHTER ANIMALS - animals intended to be slaughtered instead of used for breeding purposes.


II.  TERM

     This Agreement will continue, subject to termination as set out in Section VI below, for seven (7) years from the date of this Agreement. After the 31st day of March, 2003, this Agreement will automatically be renewed for successive two (2) year terms, unless either party gives written notice of termination not less than twelve (12) months prior to the end of the then current term.

III. ESTABLISHMENT AND MAINTENANCE OF HERDS

     A. PIC shall sell to Multiplier and Multiplier shall buy from PIC Grandparent Gilts and Grandparent Boars and all Necessary Replacement Grandparent Gilts and Grandparent Boars to establish and maintain the Multiplier Herd(s) listed in Schedule 2 of this Agreement.

     B. Multiplier will maintain the Multiplier Herds and Commercial Herds at the sizes set out in this Agreement by periodically purchasing animals from PIC. Prices for animals purchased by Multiplier from PIC will be adjusted, as provided in Schedule 1, attached, if ratios in the Herds set out in Schedules 2 and 3, attached, exceed 25 Sows per Boar.
          Herds will not be considered to have exceeded the allowed ratio if, within 5 days after the ratio is exceeded in the Herds, Multiplier places orders which, when filled, will bring the actual Sow to Boar ratio in the Herds to below 25 Sows per Boar.

     C. Herd sizes will be determined by counting only animals which have reached a weight of at least 200 pounds. Herd sizes may vary by plus or minus five percent (5%) without Multiplier being considered in breach of this Agreement, so long as Multiplier otherwise complies with the requirements of this Agreement.

IV.  SUPPLY AND PURCHASE OF BREEDING PIGS

     During the term of this Agreement and any extension of it, the following will apply:

     A. All sales by PIC to Multiplier, provided in Section III above, shall be at the prices specified in Schedule 1 attached hereto. Breeding Pigs sold hereunder shall not include pigs produced by transgenic technology. PIC agrees to offer Multiplier breeding stock produced in the future by transgenic technology, if available, and if the parties agree to terms at the time such technology is determined by PIC to be available for sale.

     B. Multiplier shall purchase all Necessary Replacement Grandparent Animals only from PIC or Farmland.

     C. Sales of all Breeding Pigs supplied by PIC shall be in accordance with, and subject to, the Conditions of Sale set forth in Schedule 4 attached hereto. Multiplier agrees to be bound by the provisions of
          Schedule 4.

V.   COVENANTS OF THE PARTIES

     A.   PIC covenants and agrees:

          1. To sell Grandparent Animals, if available, to Multiplier at the prices specified in Schedule 1, for use to produce Parent Animals for Multiplier's Commercial Herds.

          2. To provide the Multiplier with production and technical assistance at Multiplier's reasonable request, and at such charges, to be paid by Multiplier, as PIC may determine and Multiplier may accept. If the parties are unable to agree in advance on the rate to be charged and paid for such assistance, PIC shall have no obligation to provide it.

          3. To permit Multiplier to transfer to Multiplier's Commercial Farms the Parent Animals produced by the PIC Grandparent Animals sold to Multiplier, or by the use of Grandparent semen collected by or sold to Multiplier, subject to the restrictions on use provided herein.

          4. To sell PIC Commercial Boars, if available, to Multiplier for use to produce Slaughter Animals in the Multiplier's Commercial Farms.

          5. To sell to Multiplier PIC Parent Gilts, if available and if Multiplier is in compliance with terms of this Agreement, at the price listed in Schedule 1.

          6. To permit Multiplier to transfer to Permitted Feedlots the Slaughter Animals produced by the Parent Animals in the Multiplier's Commercial Farms, subject to the restrictions on use provided herein.

     B.   Multiplier covenants and agrees:

          1. To transfer Parent Animals produced by Multiplier and selected as suitable for breeding ONLY to Multiplier's Commercial Farms identified in Schedule 3 for use to produce Slaughter Animals, and to sell only for slaughter all Parent Animals in excess of the needs of Multiplier's Commercial Farms, unless PIC in its sole discretion shall determine and direct otherwise.

          2. Allow no pigs other than those delivered by PIC, or their progeny, to come into the Multiplier Unit and to include only Grandparent Animals, delivered pursuant to PIC instructions, in the Multiplier Herd(s). This provision will not preclude Multiplier from using non-PIC Parent Boars in Multiplier's Commercial Herds.

          3. To sell only for slaughter any and all Grandparent Animals removed from the Multiplier's CHM.

          4.   To follow the Genetic Program as set forth in Schedule 5.

          5. To pay all veterinary costs associated with, and incurred by, the Multiplier, including, without limitation, costs directly associated with the production and distribution of Selects to permitted feedlots (e.g., veterinarian visits, diagnostic work, blood testing, health papers and the cost of vaccines, anthelmintics, and antibiotics).

          6. To sell only for slaughter all Parent Animals produced by the Multiplier's CHM and not transferred to Multiplier's Commercial Farms and not to dispose of them in any other manner except with the specific prior written consent of PIC. In no circumstances shall the Multiplier sell or use the female progeny of the Grandparent Animals for breeding purposes other than by transfer to Multiplier's Commercial Farms, unless the Multiplier has, prior to each such sale or use, obtained the specific written consent of PIC therefor, nor shall Multiplier use the male progeny of said Grandparent Animals for any breeding purpose whatsoever. The foregoing restrictions on the disposition of stock of the Multiplier Herd(s) shall survive termination of this Agreement and remain in full force and effect until PIC is satisfied that any and all Grandparent Animals provided by PIC as the initial herd and/or Necessary Replacements, as well as Parent Gilts produced by Multiplier from PIC Grandparent Animals are no longer on the premises and that only Commercial Boars and Females remain. The parties hereto acknowledge and agree that irreparable damage may result to PIC and its reputation if Multiplier violates this Subsection 6, and that no adequate remedy at law exists for such a breach. Accordingly, in addition to any other rights or remedies or damages available to PIC at law or equity, in the event of a breach or threatened breach of the terms of this Subsection 6 PIC shall be entitled to appropriate injunctive relief, including temporary and permanent, mandatory and prohibitive injunctive relief, without the necessity of posting bond or other security. Nothing herein shall be construed as prohibiting PIC from pursuing other remedies available to PIC for such breach or threatened breach, including the recovery of money damages.


          7. To sell the progeny of the Parent Animals only to Permitted Feedlots or for slaughter, and not retain the progeny for use for breeding purposes or permit the use of the progeny for breeding purposes.

          8. To require that any Permitted Feedlots to which Slaughter Animals are sold or transferred for finishing comply in all respects with the restrictions on the use of genetics contained in this Agreement.

          9. TO INDEMNIFY FULLY AND DEFEND PIC FROM ANY AND ALL LIABILITY, CLAIM, SUIT, ADMINISTRATIVE PROCEEDING, OR OTHER CAUSE OF ANY NATURE WHATSOEVER BROUGHT BY ANY PERSON, FIRM OR ENTITY, IF SAID CLAIM, SUIT OR CAUSE IS BROUGHT AS A RESULT OF ANIMALS SOLD OR TRANSFERRED BY MULTIPLIER TO ITS MEMBERS OR THE PROGENY OF SAID ANIMALS, AND TO PAY ANY AND ALL REASONABLE LEGAL FEES INCURRED BY PIC IN DEFENDING ANY SUCH CLAIM AND TO INDEMNIFY FULLY AND DEFEND PIC FROM AND AGAINST CLAIMS, LOSSES AND SUITS (INCLUDING REASONABLE ATTORNEY FEES) ARISING FROM PERSONAL INJURIES TO THIRD PARTIES OR PROPERTY DAMAGE CAUSED BY THE NEGLIGENT ACTS OR OMISSIONS OF MULTIPLIER, ITS AGENTS, EMPLOYEES OR CONTRACTORS. This provision will not apply to claims, suits, or causes arising out of any intentionally wrongful, reckless, or grossly negligent acts of PIC, its employees or agents.

          10. To maintain the Multiplier Herd(s) listed in Schedule 2 of this Agreement at the sizes listed in Schedule 2.

          11. Notify PIC of any changes of plus or minus five percent (5%) or more in the sizes of the Multiplier Herd(s) and Commercial Herds as they occur and certify in writing to PIC the accuracy of Schedules 2 and 3 annually on the anniversary date of this Agreement.

          12. To be responsible for all credit replacements of Breeding Pigs produced in the Multiplier's CHM and used by the Multiplier's Commercial Farms or permitted feedlots. It is agreed and understood that PIC shall have no replacement responsibility to Multiplier or any other person, firm or entity, for the Parent Animals produced at the Multiplier's CHM.

          13. To purchase all Parent Boar replacements for Multiplier's Commercial Farms from PIC.

          14. To keep all records and make all reports specified by PIC in writing and to report to PIC, without limitation, the monthly disposition of all Parent Gilts leaving the Multiplier Unit(s), including the number sold to slaughter.

          15. To subscribe to PIGTALES, PIG CHAMP, or another data system acceptable to PIC.

          16. To castrate all male progeny of the Grandparent Animals at less than 10 weeks of age.

          17. To give PIC staff the right of access to the Multiplier Unit(s) for the purpose of inspecting the Multiplier Herd(s) Multiplier Commercial Herds and herd records at all reasonable times. This right to inspect the above herds will include, but is not limited to, the right to obtain blood samples from the herds for the purpose of monitoring the use, or presence of specific breeds, lines, genetics, or DNA in the herds. This provision shall survive termination of this Agreement for a period of six (6) months after the last breeding pigs provided by PIC have been removed from the herds so that PIC has adequate means of assuring compliance with the covenants restricting disposition of animals.

          18. Not disclose to any person (other than an employee or contractor of Multiplier directly involved in the management of the Multiplier Herd), PIC breeding techniques, feeding programs or other information furnished by PIC in connection with the development and maintenance of the Multiplier Herd, which has been supplied and specified in writing as confidential, by PIC.

          19. Unless authorized in advance by PIC in writing, not collect or use germplasm, embryos, or other non-natural means of reproducing PIC animals, with the exception of fresh semen, which Multiplier may collect from the Grandparent Boars in the Multiplier Herd(s) and use on Multiplier's Grandparent Females. Multiplier may also use semen for artificial insemination if Multiplier is in compliance with the terms and conditions of an Agreement of Sale for Semen or Agreement of Sale for AI Boars between Multiplier and PIC, or if semen is purchased from an AI Stud under contract with PIC. Following termination of this Agreement, Multiplier may not collect or use germplasm, embryos, Grandparent Boar semen or other non-natural means of reproducing PIC animals.
               Multiplier agrees that no semen, collected from Grandparent or Parent Boars or purchased from PIC or from an AI Stud under contract with PIC, will be transferred to any other party without PIC's written consent.

VI.  TERMINATION

     This Agreement may be terminated under the following circumstances:

     A. Immediately, upon written notice from PIC to Multiplier following the occurrence of any substantial breach of this Agreement. Breach of any one of the following sections of this Agreement is a substantial breach of this Agreement: Section V, B. 1, 2, 3, 4, 5, 6, 7 and 8; Sections IX and X.

     B. Thirty days after written notice to Multiplier by PIC of Multiplier's breach of any other provision of this Agreement, if said breach remains uncured to PIC's satisfaction, or immediately, upon notice of termination, if the breach is one that has occurred a second time in a six month period following notice of breach. Termination hereunder shall be effective upon written notice of termination by PIC to the other party hereto, which notice shall specify the breach, the date of notice thereof and the reasons cure is not satisfactory to PIC.

     C. Thirty days after written notice by Multiplier to PIC of breach of any of PIC's covenants, if said breach remains uncured to Multiplier's satisfaction, or immediately, upon notice of termination, if the breach is one that has occurred a second time in a six month period following notice of breach. Termination hereunder shall be effective upon written notice of termination by Multiplier to PIC, which notice shall specify the breach, the date of notice thereof and the reasons cure is not satisfactory to Multiplier.

     D. Thirty days after written notice from Multiplier to PIC, if PIC fails to deliver orders placed by Multiplier for animals under this Agreement and which orders have been confirmed by PIC, for a period of 120 consecutive days.

     E. If either Multiplier or PIC shall generally not pay its debts as they become due or shall admit in writing its inability to pay its debts, or shall make a general assignment for the benefit of creditors; or shall commence any case, proceeding or other action seeking to have an order for relief entered on its behalf as debtor or to adjudicate it bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, liquidation, dissolution or composition of it or its debts under any law relating to bankruptcy, insolvency, reorganization or relief of debtors or seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its property; or shall take any corporate action to authorize or in contemplation of any of the actions set forth above in this paragraph; or any case, proceeding or other action against any party hereto shall be commenced seeking to have an order for relief entered against it as debtor or to adjudicate it bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, liquidation, dissolution or composition of it or its debts under any law relating to bankruptcy, insolvency, reorganization or relief of debtors, or seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its property, and such case, proceeding or other action (i) result sin the entry of an order for relief against it which is not fully stayed within seven (7) business days after the entry thereof or (ii) shall remain undismissed for a period of forty-five (45) days.

     F. After expiration of the original seven (7) year term or any extension of it, provided either party gives written notice of termination not less than twelve (12) months prior to the end of the then current term.

     G. At any time, by mutual consent of the parties, which shall be in writing and signed by both parties hereto.

VII. PROCEDURES AFTER TERMINATION

     In the event of termination for any reason, the following will apply:

     A. Multiplier shall change the mating pattern of the Multiplier Herd(s), as directed by PIC, to commercial production; shall not dispose of any Grandparent Breeding Animals, male or female, other than directly to PIC or for slaughter; shall sell to slaughter all Grandparent Males within six (6) months and all Grandparent Females within eighteen (18) months after termination, unless the parties have agreed in writing on an alternative procedure within three (3) months after termination. PIC may, at its sole option, repurchase the PIC Grandparent Males at fair market value, which shall be determined by agreement of the parties, taking into account their age, condition and productivity, or if the parties cannot agree, by arbitration, under the rules for commercial arbitration of the American Arbitration Association.

     B. Multiplier may continue to transfer Parent Females to Multiplier's Commercial Farms until Multiplier's inventory of said Parent Gilts is exhausted, so long as Multiplier continues to comply fully with Multiplier Covenants 1, 3, 5, 7, 8, 10, 11, 13, 15, 16, and 17 until all Parent Gilt inventory has been transferred or sold for slaughter. If Multiplier breaches any of these covenants, all Parent Gilts remaining on the farm shall immediately be sold to PIC at slaughter price or for slaughter, at PIC's option.

     C. Multiplier shall provide PIC with documentation that the provisions of the above subsections A - B have been complied with and shall continue to permit PIC access to the Multiplier Herd(s) and to Multiplier's records to assure compliance.

VIII.     CLOSURE OF MULTIPLIER HERDS

     The parties anticipate and intend that the Multiplier Herd(s) established hereunder shall remain in operation during the entire term of this Agreement. However, both parties are familiar with the risks involved in swine management and the possibility that economically significant disease may occur in well-managed herds and that steps to correct a health problem may vary depending on the nature and extent of the problem. Therefore, the parties agree as follows:

     A. During a period of not more than 90 days, the full use of the progeny from one or more of the Multiplier Herd(s) may be interrupted as a result of a health problem, without there being a breach of this Agreement, so long as Multiplier immediately advises PIC of the situation, takes all reasonable steps to clean up the herd, and recommence shipping and continues to be bound by all provisions of this Agreement.

     B. If the health problem is such that resolution in the period set out above is not possible, Multiplier shall make a decision with 90 days of discovery of the health problem on whether to attempt de-population and re-population of the affected Multiplier Herd(s) or to close said Herd(s).
     C. In case of de-population and re-population, Multiplier shall purchase within 12 months of the decision to re-populate, all animals for the re-population program from PIC, at the prices specified in Schedule 1, and during the period of de-population and re-population:

          1. Multiplier shall buy all Parent Gilts used by Multiplier to maintain Multiplier's Commercial Farms during the de-population/re-population period only from PIC; or

          2. Multiplier may continue to transfer, if available, Parent Gilts produced in the affected Multiplier Herd(s) if Multiplier elects to transfer them in spite of the health problem; and

          3. Multiplier shall continue to be bound by all the provisions of this Agreement.

     D. If Multiplier elects not to de-populate and re-populate the affected Herd(s), but instead to close it permanently, all provisions of this Agreement shall continue to apply to Multiplier with respect to the unaffected Multiplier Herd(s); and

          1. Multiplier shall use the Parent Gilts produced by the unaffected Multiplier Herd(s); or

          2. Multiplier shall buy, if available, all Parent Gilts for use in Multiplier's Commercial Farms only from PIC.

     E. If PIC is unable to deliver confirmed orders for GPS for more than 30 consecutive days due to health concerns, Multiplier may temporarily convert such portion of its Multiplier Herds to commercial production as are reasonably necessary to maintain pig flows through Multiplier's units. Such introduction of parent gilts shall end within 60 days after shipment of GPS to Multiplier from PIC are restored.

IX.  COVENANT NOT TO COMPETE

     Multiplier covenants and agrees that Multiplier, and owners and/or shareholders with more than a ten percent (10%) interest in Multiplier, will not, jointly or severally, establish, engage in, or become involved in, directly or indirectly as an owner, partner, or shareholder with more than 20% interest, employee or otherwise, the business of selling swine as Breeding Pigs, using PIC animals, PIC semen, PIC genetics, or PIC proprietary technology obtained from Multiplier, or the progeny thereof, except as specifically permitted herein. Multiplier further covenants and agrees that Multiplier, will not, establish, engage in, or become involved in, directly or indirectly as an owner, partner, shareholder with more than 20% interest, employee or otherwise, the business of selling swine as Breeding Pigs. Further, Multiplier shall not participate in any business offering Breeding Pigs of special or unique genetic characteristics for a period of twelve (12) months after the date of termination of this Agreement, at any location within a radius of 250 miles of any of the Multiplier Unit(s) identified in Schedule 2 of this Agreement. Nothing in this Section shall prevent Multiplier, or its owners or shareholders, from becoming a contract multiplier for other commercial swine breeding stock companies, using Units other than those identified in this Agreement, or from selling the Breeding Pigs produced by such non-PIC Units only to such commercial swine breeding stock companies.

X.   ASSIGNMENT

     PIC may not assign its interest in this Agreement, except to an affiliated company, and Multiplier may not assign or otherwise transfer its interest in this Agreement to any other party, without the written consent of PIC. This Agreement may be terminated, at PIC's option, if any one or more shareholders, members, or owners, with effective control of more than 20% of Multiplier, assigns or otherwise transfers such shares, memberships, or ownership interest in the Multiplier to any person or entity other than another shareholder, member, or owner of the Multiplier.

XI.  PROFITABILITY

     PIC does not guarantee any level of profitability as part of this Agreement. Multiplier understands that pig breeding and feeding operations are subject to risks associated with the industry, and that profitability may be adversely affected by fluctuation in hog, pork and feed prices, by disease and accident, and that the present demand in breeding animals and pork may decline.

XII. MISCELLANEOUS PROVISIONS

     A.   Addresses

          Should either party change its business address, it shall notify the other party within thirty (30) days of the date of such change.

     B.   Notice


          1. All notices required by this Agreement shall be in writing and shall be sent by Registered or Certified Mail to the business address of the other party. All notices, unless otherwise stated, shall be deemed to be effective forty-eight (48) hours after the date of postmark.

          2. The current business addresses of the parties, subject to change under Section XII. A. above, are:

               PIG IMPROVEMENT COMPANY, INC.
               P.O. Box 348
               Franklin, KY 42135-0348

               ALLIANCE FARM COOPERATIVE ASSOCIATION, INC.
               P.O. Box 7305
               Department 189
               Kansas City, MO 64116

     C.   Governing Law

          The terms of this Agreement shall be interpreted under the laws of the State of Iowa.
     D.   Total Agreement


          This Agreement constitutes the entire Agreement of the parties and supersedes all prior agreements, representations, or negotiations between or by the parties hereto. Multiplier acknowledges that it has read and understands this Agreement, that its entering into this Agreement is voluntary and not done in reliance of any representation of PIC except as herein provided.

     E.   Additional Herds

          This Agreement does not restrict in any way PIC's right at its sole discretion to establish additional multiplier herds at any time or place or with any individual or company.

     F.   AI Parent Boars

          If Multiplier wishes to purchase AI Parent Boars or Semen from PIC, Multiplier will be required to sign a separate Agreement of Sale governing such purchase.

     G.   Effect of Invalid Provisions

          The invalidity or unenforceability of any particular provision of this Agreement shall not affect the other provisions hereof and the Agreement shall be construed in all respects as if such invalid or unenforceable provisions were omitted.

     H.   Benefit
          This Agreement shall be binding upon the parties, their heirs, personal representatives, and permitted successors or assigns.

     I.   Non-Waiver Provision

          Failure by PIC to enforce any covenant or provision hereof or to require Multiplier to abide by any provision or requirement shall not be deemed a waiver of said covenant, provision or requirement and shall not affect in any way PIC's subsequent right to enforcement.

     J.   Incorporation of Schedules

          Schedules 1 through 5, referred to in various locations in this Agreement and attached to it, are incorporated into this Agreement as though they were fully set forth in it, and are binding on the parties. Multiplier acknowledges receipt of Schedules 1 through 5.

     K.   Authority

          Each individual executing this Agreement represents that he has full authority to bind the entity for which he signs to all terms and conditions of this Agreement. Each of the parties hereto represents that he has full individual, partnership or corporate authority to enter into this Agreement. Each party agrees to provide evidence of such authority upon request by the other party.

     L.   Recitals

          The Recitals stated at the beginning of this Agreement are incorporated herein and by this reference made part of this Agreement.



     M.   Situs of Contract

          This Agreement will not be deemed completed until it is signed by PIC. This Agreement may be signed by PIC only at its offices in Franklin, Simpson County, Kentucky.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement.

                 ALLIANCE FARM COOPERATIVE ASSOCIATION, INC.

By:                               By:

Title:                            Title:

Date:               Date:

                        PIG IMPROVEMENT COMPANY, INC.

By:                               By:

Title:                            Title:

Date:                         Date:


                                  SCHEDULE 1
                               PRICES AND FEES

                                                  MULTIPLIER #14733

I.    Grandparent Animals


     A. Open PIC Line 1050 Grandparent Gilts at 200-220 lbs.
           $360 per head

     B.  Open Isowean\ PIC Line 1050 Grandparent Gilts
           $210 per head

     C. Natural Service PIC Line 1075 Grandparent Boars at 230-260 lbs.
           $935 per head

     D.  AI Grandparent Boars at 230-260 lbs.
           Current List Price

     E.  PIC Line 1075 or PIC Line 1030 Grandparent Semen
           $7 per dose,
           plus transportation

     II. Parent Animals


     A.  Open Camborough 22 Parent Gilts at 200-220 lbs.
           List Less $30

     B.  Natural Service Parent Boars
           List Less $100

     C.  AI Parent Boars, effective July 1, 1996:

     Line 327 or 419
           $5,000 less 15%
     Line 420
           $6,000 less 15%

III.  Selection Fees and Grandparent Female Use Fees


     The monthly fees payable to PIC will be determined as follows:

     A. If Multiplier and Members mate no more than the equivalent of 10% of PIC Parent Gilts genetics with non-PIC Parent Male genetics in all Multiplier and Member Commercial herds, then:

Year 1            $35 per select, no minimum selects required.
Year 2            $35 per select, no minimum selects required.
Year 3            $35 per select, 3 selects minimum per Grandparent Female.
Years 4 - 7       $12 per month Grandparent Female Use Fee for each Grandparent
                  Female in the Multiplier Herd.

     B. If Multiplier and Members mate more than the equivalent of 10% of PIC Parent Gilts genetics with non-PIC Parent Male genetics in all Multiplier and Member Commercial Herds, then:

Year 1                 $40 per select, no minimum selects required.
Year 2                 $40 per select, no minimum selects required.
Year 3                 $40 per select, 3 selects minimum per Grandparent
Female.
Years 4 - 7       $15 per month Grandparent Female Use Fee for each Grandparent
                  Female in the Multiplier Herd.

     C. If Multiplier Herd is closed for health reasons, Multiplier will pay PIC $15 per month Grandparent Female Use Fee for each Grandparent Female in the Multiplier Herd, so long as no more than the equivalent of 10% of the PIC Parent Females are used with non-PIC Parent Boar genetics in all Multiplier and Member Commercial Herds. The fee will be $18 if more than the equivalent of 10% of the PIC Parent Females are used with non-PIC Parent Boars in all Multiplier and Member Commercial Herds.

     D.   Minimum Selection Fees: The minimum Selection Fees, as provided above,

          will be computed every six months, and will be credited against fees due from actual transfers of Selects during the previous six months. The first minimum Selection Fees will be due 36 months after delivery of the first Grandparent Female to the Multiplier Herd and will consist of one-half of the annual minimum Selection Fees, or 1.5 Per Select Fees for each Grandparent Female in the Multiplier Herd. This Minimum Selection Fee will be paid every six months during year three of this Agreement. The minimum fee will be prorated during periods when distribution of Selects is halted due to temporary or permanent closure of the Multiplier Unit, as provided for in Section VIII of this Agreement, if PIC is immediately notified in writing of such temporary or permanent closure.

     ALL PRICING LISTED IN THIS SECTION III. IS SUBJECT TO PRICE REVIEW AS SET OUT IN SECTION V. BELOW.

IV.   Payment Due Date


     A. Grandparent or Parent Purchases: Payment due on delivery, as provided in the Conditions of Sale, Schedule 4.

     B.   Selection Fees: Multiplier will account for all Parent Gilts delivered to the Multiplier and Member Commercial Herds on Gilt Movement Report forms provided by PIC. The accounting will be made within 10 days after the end of each calendar month. Payment of such fees must accompany the monthly reports filed with PIC. PIC may withhold delivery of subsequent shipments of breeding stock to the Multiplier until outstanding Selection Fee payments are made. A delinquency charge of 1 1/2% per month will be charged on all delinquent accounts.

     C.   Grandparent Female Use Fees: The Use Fee will be paid monthly, based on the number of Grandparent Females in the Multiplier Herd, on the last day of the calendar month. Multiplier will report monthly on forms provided by PIC. The accounting will be made at the end of each month. Payment of such fees must accompany the monthly reports filed with PIC. PIC may withhold delivery of subsequent shipments of breeding stock to the Multiplier until outstanding Selection Fee payments are made. A delinquency charge of 1 1/2% per month will be charged on all delinquent accounts.

V.    Price and Fee Revisions


     A. Beginning on the first day of the 25th month following execution of this Agreement, and no more often than biannually thereafter, PIC may revise the prices and fees established herein. No upward revision will exceed the percentage change in the Agricultural Production Index, as published in the Agriculture Outlook Economic Research Service of the United States Department of Agriculture during the 24-months preceding the revision, as shown in the most current report available, and no upward revision will exceed twenty percent (20%) of the applicable price or fee in effect at the time of the revision. All revisions will be effective sixty (60) days after written notice to the Multiplier.

     B.   Boar-to-Sow Ratios


          (1) If Multiplier uses Natural Service Boars and, if the number of Natural Service Boars in any of the herds established hereunder falls below one boar for every 25 sows in the herd, PIC shall increase the price for animals sold or transferred to that herd or require Multiplier to restore the boar population to the required number as a condition for continuation of this Agreement.

          (2) If multiplier uses artificial insemination or other means of reproducing PIC animals in any of the herds established hereunder and said use results in a boar to sow ratio less than one boar to every 25 sows, PIC shall increase the prices for boars sold to that herd by the same percentage as the boar to sow ratio changes. For example, if Multiplier is using one boar to 50 sows, the animal price shall double.

          (3) If PIC has received written notice of intent to close permanently any herd in compliance with the terms of Section VII.D., hereof, the herd covered by the notice of closure shall be exempted from the minimum boar requirement.

VI.   Conditions of Sale


     The Conditions of Sale, Schedule 4, apply to all sales of breeding stock and semen.


                                  SCHEDULE 2
                          AUTHORIZED BREEDING HERDS

FARM NAME           SHIP TO   HERD SIZE          ADDRESS AT PHYSICAL

                         Boars         Gilts     LOCATION OF HERD


Alliance Farm       #9110     18    2400, plus or            , IL
                                       minus 5%






Multiplier will purchase sufficient GP Gilts to maintain a ratio of one GP Female in the Multiplier Herd for every 15 Parent Females in the Authorized Commercial Herds listed in Schedule 3.


                                  SCHEDULE 3
                         AUTHORIZED COMMERCIAL HERDS

I.    MULTIPLIER COMMERCIAL HERDS:

     FARM NAME    SHIP TO         HERD SIZE       ADDRESS AT PHYSICAL

                            Boars   Gilts    LOCATION OF HERD


Alliance Farm                                            , Illinois



II.   PERMITTED FEEDLOTS:


     FARM NAME    SHIP TO         HERD SIZE       ADDRESS AT PHYSICAL

                            Boars   Gilts    LOCATION OF HERD



                                  SCHEDULE 4
                              CONDITIONS OF SALE
                     FOR NATURAL SERVICE BOARS AND GILTS


 A. WARRANTIES OF PIC REGARDING THE SALE OF ANIMALS. Except as otherwise provided in these Conditions of Sale, including but not limited to Section
     H. (DISEASE STATEMENT), PIC gives the following warranties:

     1. Animals supplied under these Conditions of Sale have been inspected and certified in accordance with applicable federal and state animal health regulations.

     2. Animals supplied under these Conditions of Sale will be of the line, type and Halothane gene status indicated.

     3.   Animals delivered by PIC either:

          a.   Will have been owned by PIC for at least thirty (30) days, or

          b. Will have been acquired by PIC from a farm that is operated in accordance with standards established by PIC.

     4. All Gilts sold by PIC under these Conditions of Sale at over five months of age will be physically capable of breeding after proper isolation and acclimatization.

     5. All Natural Service Boars sold by PIC under these Conditions of Sale at over six months of age will be physically capable of breeding after proper isolation and acclimatization.

B.   WARRANTIES OF MEMBER MULTIPLIER: Member Multiplier warrants:

     1. Member Multiplier will use the animals purchased under these Conditions of Sale only in Member Multiplier's own herds, and on Member Multiplier's own animals.

     2. Except as otherwise specifically allowed under this Agreement, Member Multiplier will not use, sell or transfer the animals purchased under these Conditions of Sale for the production of pigs to be used by Member Multiplier or any other person or entity as breeding animals or for sale as breeding animals.

     3. Member Multiplier will not use, sell or transfer the progeny of the animals purchased under these Conditions of Sale except for slaughter.

     4. Member Multiplier will not use Natural Service Boars purchased under these Conditions of Sale for artificial insemination.

C.   ISOLATION AND ACCLIMATIZATION.
     1. Member Multiplier will completely isolate all animals in a clean facility, physically separate from other swine for at least 30 days, will follow the recommendations of a licensed veterinarian for isolation and for release of animals after the isolation period, and will not begin acclimatization procedures for 30 days after delivery. PIC encourages Member Multiplier to test animals, at Member Multiplier's expense, for pathogens or disease which are of concern to Member Multiplier while animals are in isolation. Member Multiplier agrees and understands that PIC will have no duty to credit Member Multiplier for animals due to the presence of economically significant infectious agents unless Member Multiplier complies with this isolation procedure.

     2. Member Multiplier will acclimatize animals in a separate facility alongside existing stock for at least 30 days after isolation, and will follow the recommendations of a licensed veterinarian for the release of animals from acclimatization.

D.   CREDITS AND PROCEDURES.

     1. In case of complaint, Member Multiplier must call or write to PIC, stating delivery date, invoice number, pig tag and/or ear tattoo number, and the exact nature of the complaint. If the animals do not meet the warranties set out in these Conditions of Sale, PIC may authorize slaughter following notification and/or may issue a credit for the invoiced cost of the animal, less slaughter value. PIC will not issue credit for dead animals or any slaughtered animals before the complaint process described above has been followed, unless a postmortem certified by Member Multiplier's veterinarian reveals a defect that rendered the animal infertile or incapable of breeding after the required isolation and acclimatization period.

     2. In case of complaint based on the presence of economically significant infectious agents in the animals, if the isolation procedures above have been followed, if Member Multiplier's veterinarian provides PIC with evidence satisfactory to PIC of the existence of the agent, and if PIC receives from Member Multiplier the notice and complaint required by the complaint process before the animals carrying the agent are removed from isolation, PIC will credit to Member Multiplier the invoiced cost of the animals less slaughter value.

     3. PIC will issue credits only if the complaint is received within 30 days after delivery for complaints based on structural soundness or based on the presence of economically significant infectious agents, and within 150 days for any other complaint; and PIC will issue credits only if the complaint procedures are followed. Credits will be offset against any debt owned by Member Multiplier to PIC, and any balance will be credited to Member Multiplier's account.

E. LIMITATION OF LIABILITY. PIC will have no liability for risk of loss of animals from and after delivery. PIC's liability for losses due to economically significant infectious agents, or due to advice and information given by PIC, whether oral or written, will be limited to the procedure provided in Section D (Credits and Procedures) above. PIC will have no liability for losses resulting or allegedly resulting from failure of female animals to conceive, settle, farrow, or produce progeny after mating. PIC will not be liable for incidental or consequential losses, including, without limitation, veterinarian's fees, lost profits, or other incidental or consequential damages of any nature.

F. While PIC makes every effort to deliver animals on time, specified or suggested delivery dates will not be of the essence of these Conditions of Sale. PIC will have no liability for any loss caused by late delivery.

G. LIMITATION PERIOD. Any lawsuit or litigation, alleged to arise out of the purchase of animals from PIC by Member Multiplier, must be brought not later than one year after delivery.

H. DISEASE STATEMENT. Member Multiplier is experienced in swine breeding, and knows that organisms which cause swine diseases (called pathogens) are present in virtually every swine herd, including PIC's swine herds. NEW OR DIFFERENT PATHOGENS OR DISEASES MAY ARISE AT ANY TIME. (See also PIC's Isolation and Acclimatization recommendations, which identify pathogens for which PIC administers vaccines). The outbreak of diseases however is caused by many factors in addition to the presence of pathogens within a swine or swine herd. Although PIC attempts to minimize the presence of pathogens and diseases in its herds and in the swine breeding stock it sells, PIC CANNOT AND DOES NOT WARRANT THE ABSENCE OF ANY PATHOGENS OR DISEASE IN THE ANIMALS SOLD BY PIC. PATHOGENS OR DISEASES MAY BE PRESENT AT TIME OF SALE OR MAY APPEAR LATER.

I. DISCLAIMER OF OTHER WARRANTIES. These Conditions of Sale contain all of the warranties made by PIC to Member Multiplier. No other warranties, expressed or implied are given. Except as otherwise set out in these Conditions of Sale, all animals sold under these Conditions of Sale are sold "AS IS". PIC SPECIFICALLY GIVES NO WARRANTY OF MERCHANTABILITY, HEALTH, OR FITNESS FOR A PARTICULAR PURPOSE EXCEPT AS SPECIFICALLY STATED IN THESE CONDITIONS OF SALE. PIC specifically disclaims any warranty of the genetic make-up of animals, the performance of animals, or the characteristics or performance of their progeny, except as otherwise set out in these Conditions of Sale. There are no warranties which extend beyond these Conditions of Sale.

J. NON-WAIVER. Failure to enforce any provision in these Conditions of Sale will not be deemed a waiver of PIC's future right to enforcement of that provision or any other provision in these Conditions of Sale.

K. EXCLUSIVE REMEDY. MEMBER MULTIPLIER'S REMEDY OF CREDIT FOR THE INVOICED COST OF AN ANIMAL, LESS SLAUGHTER VALUE, AS PROVIDED IN SECTION D., CREDITS AND PROCEDURES, OF THESE CONDITIONS OF SALE, IS THE EXCLUSIVE REMEDY AGAINST PIC FOR ANY CLAIM ARISING OUT OF THE PURCHASE OF ANIMALS FROM PIC BY MEMBER MULTIPLIER. ALL OTHER REMEDIES, WHETHER UNDER STATUTE, REGULATION, CONTRACT, TORT, WARRANTY, NEGLIGENCE, OR ANY OTHER LEGAL THEORY OF ANY NATURE, ARE EXPRESSLY WAIVED BY MEMBER MULTIPLIER. MEMBER MULTIPLIER IS AWARE OF THE RISKS OF SWINE PRODUCTION AND THEREFORE THIS WAIVER IS NEITHER UNREASONABLE NOR UNCONSCIONABLE.

L. CANCELLATION. Cancellations of any orders made under these Conditions of Sale will be effective only if made more than five (5) days before the requested delivery date. Cancellations will be effective when received by PIC at its Franklin, KY., office.

M. PAYMENT. Payment for each animal or shipment of animals will be made in full ON DELIVERY, and payment of all other fees will be made within 10 days of the reporting date. A late-payment service charge of 1 1/2% per month (18% per year) will be added to any amount unpaid within ten (10) days.
     PIC may withhold future deliveries if Member Multiplier fails to make payments as set out in these Conditions of Sale.

N. APPLICABLE LAW. These Conditions of Sale will be interpreted under the laws of the State of Kentucky. The parties consent that any dispute hereunder will be tried in the Kentucky Circuit Court, that they will consent to the Kentucky Circuit Court's jurisdiction over them, and that venue for such dispute will be in the Kentucky Circuit Court for Simpson County.

O. ENTIRE AGREEMENT. THIS AGREEMENT CONSTITUTES THE ENTIRE AGREEMENT OF THE PARTIES REGARDING THE MATTERS COVERED BY THESE CONDITIONS OF SALE AND THE ATTACHED AGREEMENT, AND SUPERSEDES ALL OTHER AGREEMENTS, REPRESENTATIONS, OR NEGOTIATIONS BETWEEN OR BY THE PARTIES HERETO, WHETHER ORAL OR WRITTEN, REGARDING SUCH MATTERS. THIS AGREEMENT MAY NOT BE AMENDED EXCEPT BY A WRITTEN DOCUMENT SIGNED BY BOTH PARTIES. MEMBER MULTIPLIER ACKNOWLEDGES THAT MEMBER MULTIPLIER HAS READ AND UNDERSTANDS THESE CONDITIONS OF SALE AND THE AGREEMENT TO WHICH THEY ARE ATTACHED, AND THAT MEMBER MULTIPLIER'S ENTERING INTO THESE CONDITIONS OF SALE AND THE ATTACHED AGREEMENT IS VOLUNTARY AND NOT DONE IN RELIANCE OF ANY REPRESENTATION OF PIC EXCEPT AS HEREIN PROVIDED.

MEMBER MULTIPLIER AGREES, BY SIGNING BELOW, THAT PIC HAS GIVEN MEMBER MULTIPLIER

NO PROMISES, WARRANTIES, GUARANTEES, OR REPRESENTATIONS EXCEPT AS SPECIFICALLY

STATED IN THESE CONDITIONS OF SALE AND THE ATTACHED AGREEMENT.


               ALLIANCE FARM COOPERATIVE ASSOCIATION, INC.


               By:
               Title:
               Date:


                                  SCHEDULE 5
                             PIC GENETIC PROGRAM

Multiplier shall at all times comply strictly with the PIC Genetic Program set forth in this Schedule, by mating the animals, whether by natural service or AI, in the Multiplier Herds only in compliance with the required mating programs set forth below. Multiplier shall not mate animals except in compliance with this

Schedule.

                                 MATING PROGRAM


Male         x      Female       =               Product
Genetic             Genetic                      Genetic
Status              Status             Sex       Status

L19          x      L42          =     Gilt      C-22 Parent


PIC shall have the right to change the Genetic Program set forth above. Upon written notice by PIC to Multiplier of any change in the Genetic Program, Multiplier shall comply therewith.